LSB INDUSTRIES, INC.
                       16 SOUTH PENNSYLVANIA AVENUE
                            POST OFFICE BOX 754
                         OKLAHOMA CITY, OK  73101



                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD AUGUST 18, 1994


To the Stockholders of
LSB INDUSTRIES, INC.

      The Annual Meeting of the Stockholders of LSB Industries, Inc. (the "Company") will take place at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma, on Thursday, August 18, 1994, at 11:00 a.m. (CST), for the purpose of considering and acting upon the following matters:

      (1)   The election of 3 nominees to the Board of Directors;

      (2)   The approval of the selection of independent auditors;

      (3) Any other business which properly may come before the meeting or any adjournment of the meeting.

      The Board of Directors has fixed the close of business on July 13, 1994, as the record date for the determination of holders of the voting common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the Annual Meeting.

      To ensure the presence of a quorum at the annual meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

      The Company previously distributed its 1993 Annual Report to
Stockholders.

                                    By order of the Board of Directors



                                    David M. Shear
                                    Secretary


Oklahoma City, Oklahoma
July 18, 1994

                            LSB INDUSTRIES, INC.
                           16 SOUTH PENNSYLVANIA
                            POST OFFICE BOX 754
                         OKLAHOMA CITY, OK  73101


                            PROXY STATEMENT FOR
                      ANNUAL MEETING OF STOCKHOLDERS


                        TO BE HELD AUGUST 18, 1994

                          SOLICITATION OF PROXIES


SOLICITATION. This Proxy Statement is solicited on behalf of the Board of Directors of LSB Industries, Inc. (the "Company") and is hereby furnished to the stockholders of the Company to solicit their proxies for use at the Annual Meeting of Stockholders to take place on Thursday, August 18, 1994, at 11:00 a.m. at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73112 (the "Annual Meeting"). The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone. The Company will bear all of the costs of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. The Company has also retained the services of Kissel-Blake Inc. to aid in the solicitation of proxies for a fee of $3,000, plus reasonable out-of-pocket expenses incurred by them.

REIMBURSEMENT OF EXPENSES. The Company will reimburse any bank, broker-dealer, or other custodian, nominee or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting common stock and voting preferred stock.

REVOCATION OF PROXY. Any stockholder giving his or her proxy may revoke it at any time before its exercise by notifying the Secretary of the Company, by telegraph or in writing.

MAILING OF PROXY STATEMENT AND PROXY CARD. This Proxy Statement and the Proxy Card is being first sent to Stockholders of the Company on or about July 18, 1994.

STOCKHOLDER PROPOSALS. In order for the Company to include a stockholder proposal in the proxy materials for the Company's 1995 Annual Meeting of Stockholders, a stockholder must deliver the proposal in writing to the Secretary of the Company no later than March 20, 1995.


                     SECURITIES AND PRINCIPAL HOLDERS

RECORD DATE AND VOTING SECURITIES. Only the record holders of shares of the voting common stock and voting preferred stock of the Company as of the close of business on July 13, 1994 (the "Record Date"), will have the right to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had the following shares of voting common stock and voting preferred stock issued and outstanding; (a) 13,580,191 shares of Common Stock (excluding 1,035,085 shares held in treasury); (b) 1,619 shares of Convertible Noncumulative Preferred Stock; and (c) 20,000 shares of Series B 12% Cumulative Convertible Preferred Stock. Each stockholder of record, as of the Record Date, will have one vote for each share of voting common stock and voting preferred stock of the Company (or one-half of one vote for each fractional one-half share of the Convertible Noncumulative Preferred Stock) that the stockholder owned as of the Record Date. All shares of voting common stock and voting preferred stock will vote together as a single class on all matters coming before the Annual Meeting, and a majority of all of the outstanding shares of voting common stock and voting preferred stock of the Company, represented as a single class, entitled to notice of, and to vote at, the Annual Meeting, represented in person or by proxy, will constitute a quorum for the meeting.

      Pursuant to the General Corporation Law of the State of Delaware, only votes cast "For" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "For", "Against", "Abstains" or "Withholds" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Company's Board of Directors. Votes in which the stockholder specifies that he is "Withholding" or "Abstaining" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table shows the total number and percentage of the outstanding shares of the Company's voting common stock and voting preferred stock beneficially owned as of June 30, 1994, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that the Company knows to have beneficial ownership of more than five percent (5%) of the Company's voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of voting shares of common stock of the Company which he or she could acquire within sixty (60) days of June 30, 1994, such as upon the exercise of options.

      Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may beneficially own, the amounts shown below for an individual or entity may include shares also considered beneficially owned by others.

                                                   AMOUNTS
NAME AND ADDRESS               TITLE              OF SHARES           PERCENT
      OF                        OF              BENEFICIALLY             OF
BENEFICIAL OWNER               CLASS                OWNED(1)           CLASS
- - ----------------              -------           --------------        -------

Jack E. Golsen and            Common            4,037,445 (3)(5)(6)     27.9%
members of his family(2)      Voting Preferred     20,000 (4)(6)        92.3%

- - --------------------------------


      (1) The Company based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company's records.

      (2) Includes Jack E. Golsen and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (a director of the Company and president of several subsidiaries of the Company); son, Steven J. Golsen (executive officer of several subsidiaries of the Company), and daughter, Linda F. Rappaport. The address of Jack E. Golsen, Sylvia H. Golsen, Barry H. Golsen and Linda F. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; Steven J. Golsen's address is 7300 S.W. 44th, Oklahoma City, Oklahoma 73179.

      (3) Includes (a) the following shares that Jack E. Golsen ("J. Golsen") has the sole voting and investment power: (i) 89,028 shares that he owns of record, (ii) 165,000 shares that he has the right to acquire under a non-qualified stock option, (iii) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (iv) 133,333 shares that he has the right to acquire upon the conversion of 4,000 shares of the Company's Series B 12% Cumulative Convertible Preferred Stock (the "Series B Preferred") owned of record by him, and (v) 10,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (b) 1,293,984 shares owned of record by Sylvia H. Golsen, in which she and her husband, J. Golsen, share voting and investment power; (c) 264,526 shares that Barry H. Golsen ("B. Golsen") has the sole voting and investment power, 533 shares that he shares the voting and investment power with his wife that are owned of record by his wife, and 14,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (d) 225,897 shares that Steven J. Golsen ("S. Golsen") has the sole voting and investment power and 14,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (e) 145,460 shares held in trust for the grandchildren of Jack E. and Sylvia H. Golsen of which B. Golsen, S. Golsen and Linda F. Rappaport jointly or individually, are trustees; (f) 82,552 shares owned of record by Linda F. Rappaport, which Mrs. Rappaport has the sole voting and investment power, and
(g) 1,061,799 shares owned of record by Golsen Petroleum Corporation ("GPC) and 533,333 shares that GPC has the right to acquire upon conversion of 16,000 shares of Series B Preferred owned of record by GPC. GPC is wholly-owned by
J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport, with each owning twenty percent (20%) of the outstanding stock of GPC, and as a result, GPC, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen, and Linda F. Rappaport share the voting and investment power of the shares beneficially
owned by GPC.   GPC's address is 16 South Pennsylvania Avenue, Oklahoma City,
Oklahoma  73107.

      (4) Includes: (a) 4,000 shares of Series B Preferred owned of record by J. Golsen, which he has the sole voting and investment power; and (b) 16,000 shares of Series B Preferred owned of record by GPC, in which GPC, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport share the voting and investment power.

      (5) Does not include 144,260 shares of common stock that Linda F. Rappaport's husband owns of record and 14,000 shares which he has the right to acquire within the next sixty (60) days under the Company's stock option plans, all of which Linda F. Rappaport disclaims beneficial ownership.

      (6) J. Golsen disclaims beneficial ownership of the shares that B. Golsen, S. Golsen and Linda F. Rappaport each have the sole voting and investment power over as noted in footnote (3) above. B. Golsen, S. Golsen and Linda F. Rappaport disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (4) and the shares owned of record by Sylvia H. Golsen.

SECURITY OWNERSHIP OF MANAGEMENT. The following table sets forth information obtained from the directors of the Company and the directors and executive officers of the Company as a group as to their beneficial ownership of the Company's common stock and voting preferred stock as of June 30, 1994.

      Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown below for an individual may include shares
also considered beneficially owned by others.   Any shares of stock  which a
person does not own, but which he or she has the right to acquire within sixty
(60) days of June 30, 1994 are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.


                                          AMOUNTS OF
                                            SHARES
   NAME OF              TITLE OF          BENEFICIALLY      PERCENT OF
BENEFICIAL OWNER         CLASS               OWNED             CLASS
- - ----------------        --------          -------------     -----------

Raymond B. Ackerman     Common                5,680 (2)         *

Robert C. Brown, M.D.   Common              258,329 (3)        1.9%

Barry H. Golsen         Common            2,019,651 (4)       14.9%
                        Voting Preferred     16,000 (4)       74.0%

Jack E. Golsen          Common            3,290,477 (5)       23.9%
                        Voting Preferred     20,000 (5)       92.5%

David R. Goss           Common              266,477 (6)        2.0%

Bernard G. Ille         Common              130,000 (7)        1.0%

Jerome D. Shaffer,M.D.  Common              140,374 (8)        1.0%

Tony M. Shelby          Common              262,882 (9)        1.9%

C.L. Thurman            Common               20,333 (10)        *

Directors and           Common            5,039,799 (11)      36.8%
Executive Officers      Voting Preferred     20,000 (11)      92.5%
as a group(13
persons)

- - ---------------------------

*     Less than 1%.

      (1) The Company based the information with respect to beneficial ownership on information furnished by each director or officer, contained in filings made with the Securities and Exchange Commission, or contained in the Company records.

      (2) Mr. Ackerman has sole voting and investment power of these shares, which shares are held in a trust in which Mr. Ackerman is both the settlor and the trustee and in which he has the vested interest in both the corpus and income.

      (3) The amount shown includes 45,000 shares of common stock that Dr. Brown may acquire pursuant to currently exercisable non-qualified stock
options granted to him by the Company.    The shares with respect to which Dr.
Brown shares the voting and investment power consist of 142,516 shares owned by Dr. Brown's wife, 50,727 shares owned by Robert C. Brown, M.D., Inc., a corporation wholly-owned by Dr. Brown, and 20,086 shares held by the Robert C. Brown M.D., Inc. Employee Profit Sharing Plan, of which Dr. Brown serves as the trustee. The amount shown does not include 56,090 shares directly owned by the children of Dr. Brown, all of which Dr. Brown disclaims beneficial ownership.

      (4) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners and Management" of this Item for a description of the amount and nature of the shares beneficially owned by B. Golsen, including 14,000 shares B. Golsen has the right to acquire within sixty (60) days.


      (5) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners and Management" of this Item for a description of the amount and nature of the shares beneficially owned by J. Golsen, including the 10,000 shares J. Golsen has the right to acquire within sixty (60) days.

      (6) The amount shown includes 5,000 shares that Mr. Goss has the right to acquire within sixty (60) days pursuant to options granted under the Company's Incentive Stock Option Plans ("ISOs"), all of Mr. Goss has the sole voting and investment power. Mr. Goss shares voting and investment power over 2,429 shares owned by Mr. Goss's wife, individually and/or as custodian for Mr. Goss's children and has sole voting and investment power over the balance of the shares.

      (7) The amount includes 45,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options in which Mr. Ille has the sole voting and investment power. The amount also includes 85,000 shares owned by Mr. Ille's wife, which Mr. Ille disclaims beneficial ownership.

      (8) Dr. Shaffer has the sole voting and investment power over these shares, which includes 45,000 shares that Dr. Shaffer may purchase pursuant to currently exercisable non-qualified stock options.

      (9) Mr. Shelby has the sole voting and investment power over these shares, which includes 5,000 shares that he has the right to acquire within sixty (60) days pursuant to options granted under the Company's ISOs.

      (10) Mr. Thurman has the sole voting and investment power over these shares, which includes 5,000 shares that Mr. Thurman may purchase pursuant to currently exercisable non-qualified stock options.

      (11) The amount shown includes 429,380 shares of common stock that officers and directors, or entities controlled by officers and directors of the Company, have the right to acquire within sixty (60) days.


                           ELECTION OF DIRECTORS


GENERAL. The Board of Directors has nominated for reelection to the Board of Directors three (3) directors, each to hold office for a term of three (3) years and until their successors are duly elected. Barry H. Golsen, David R. Goss and Jerome D. Shaffer, M.D., currently serve as directors of the Company. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the persons or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named above.

      The Certificate of Incorporation and Bylaws of the Company provide for the division of the Board of Directors into three (3) classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors elected for a term of three (3) years and until the shareholders elect their qualified successors. Barry H. Golsen, David R. Goss and Jerome
D. Shaffer, M.D., are presently serving as directors of the Company in the class whose term is expiring as of the Annual Meeting.

      The Company's Bylaws provide that the Board of Directors by resolution from time to time may fix the number of directors that shall constitute the whole Board of Directors. The Bylaws presently provide that the number of Directors may consist of not less than three (3) nor more than nine (9). The Board of Directors currently has set the number of directors at nine (9).

      The Bylaws of the Company further provide that the only persons nominated by or at the direction of: (i) the Board of Directors of the Company, or (ii) any stockholder of the Company entitled to vote for the election of the directors that complies with certain notice procedures, shall be eligible for election as a director of the Company. Any stockholder desiring to nominate any person as a director of the Company must give written notice to the Secretary of the Company at the Company's principal executive office not less than fifty (50) days prior to the date of the meeting of stockholders to elect directors; except, if less than sixty (60) days' notice or prior disclosure of the date of such meeting is given to the stockholders, then written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, if the stockholder proposes to nominate any person, the stockholder's written notice to the Company must provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

      The following table sets forth the name, principal occupation, age, year in which the individual first became a director and year in which the director's term will expire for each nominee for election as a director at the Annual Meeting and all other directors whose term will continue after the Annual Meeting.

     NAME AND              FIRST BECAME
PRINCIPAL OCCUPATION        A DIRECTOR      TERM EXPIRES          AGE
- - --------------------       ------------     ------------          ---

NOMINEES:

Barry H. Golsen (1)            1981             1997               43
Vice Chairman of the
Board of Directors of
the Company and President
of the Environmental Control
Business of the Company

David R. Goss (2)              1971             1997               53
Senior Vice President of
Operations of the Company

Jerome D. Shaffer, M.D.(3)     1969             1997               77
Investments

OTHER DIRECTORS:

Robert C. Brown, M.D.(4)       1969             1995               63
President of Northwest
Internal Medicine
Associates, Inc.

Jack E. Golsen (5)             1969             1995               65
President, Chief Executive
Officer and Chairman of
the Board of Directors of
the Company

C.L. Thurman (6)               1969             1995               75
Investments

Raymond B. Ackerman (7)        1993             1996               71
Chairman Emeritus of Ackerman
McQueen, Inc.

Bernard G. Ille (8)            1971             1996               67
Investments

Tony M. Shelby (9)             1971             1996               52
Senior Vice President of
Finance and Chief
Financial Officer of the
Company
- - ---------------------------

(1) Mr. B. Golsen was elected as Vice Chairman of the Board of Directors of the Company at an April 15, 1994 meeting of the Board of Directors. For more than five (5) years, Mr. Golsen has served as a director and the President of the Company's Environmental Control Business.

(2) Mr. Goss, a certified public accountant, has served in substantially the same capacity for the past five (5) years.

(3) Dr. Shaffer retired from the practice of medicine in 1987. Prior to that time, Dr. Shaffer practiced medicine in Oklahoma City, Oklahoma, for more than five (5) years.

(4) Dr. Brown has practiced medicine in Oklahoma City, Oklahoma, for more than five (5) years.

(5) Mr. Jack E. Golsen, founder of the Company, has served in the same capacity for the past five (5) years.

(6) Prior to his retirement from the Company in 1987, Mr. Thurman served as President of the industrial supply operations of the Company's Industrial Products Business for more than five (5) years.

(7) On November 11, 1993, Mr. Ackerman was elected as a director of the Company by the Board of Directors to fill a newly created directorship resulting from an increase in the authorized number of directors approved by all of the stockholders having the right to vote as a single class. From 1984 to 1992, Mr. Ackerman served as Chairman of the Board of Ackerman McQueen, Inc., which is a public relations and advertising firm, located in Oklahoma. Ackerman McQueen, Inc., is not a parent, subsidiary or affiliate of the Company. On August 7, 1992, Mr. Ackerman retired from Ackerman McQueen, Inc.

(8) Mr. Ille served as President and Chief Executive Officer of First Life Assurance Company ("First Life") from May, 1988, through March 31, 1994, when he retired from First Life and from that position. In 1991, First Life was placed in conservatorship under the Oklahoma Department of Insurance and was sold on March 31, 1994. For more than five (5) years prior to that time, Mr. Ille also served as President of United Founders Life Insurance Company. Mr. Ille also serves as a director of Landmark Land Company Inc. ("Landmark") and served as a director of Landmark's wholly-owned savings and loan subsidiary. Such savings and loan subsidiary was placed in receivership in 1991 by the Federal Deposit Insurance Corporation while Mr. Ille served as a director. First Life was a subsidiary of Landmark until such was placed in conservatorship.


(9) Mr. Shelby, a certified public accountant, has served in substantially the same capacity for more than five (5) years.

      Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cash by the holders of the voting securities of the Company, voting together as one class.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE
(3) NOMINEES AS DIRECTORS OF THE COMPANY.

FAMILY RELATIONSHIPS. Jack E. Golsen is the father of Barry H. Golsen and the brother-in-law of Robert C. Brown, M.D. Robert C. Brown, M.D. is the uncle of Barry H. Golsen.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS. The Company has an Executive Salary Review Committee and an Audit Committee. The Company does not have a nominating committee. The Board of Directors nominates the nominees for election as directors of the Company.

      The Company's Executive Salary Review Committee has the authority to set the compensation of all officers of the Company. The present members of the Executive Salary Review Committee are Robert C. Brown, M.D., Bernard G. Ille, and Jerome D. Shaffer, M.D. Jack E. Golsen was a member of the Executive Salary Review Committee until January, 1993. During 1993, the Executive Salary Review Committee had one (1) meeting.

      The Audit Committee's functions include: (a) recommending a public accounting firm for appointment by the Board of Directors for the purpose of conducting the annual audit of the Company; (b) reviewing the recommendations of the auditors regarding internal controls and procedures; (c) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting, and the application of financial resources; (d) reviewing all other matters and making special inquires and investigations referred to it by the Board of Directors; and (e) making other recommendations to the Board of Directors as the Committee may deem appropriate. The members of the Audit Committee are Bernard G. Ille (Chairman) Jerome D. Shaffer, M.D., and Robert C. Brown, M.D. The Audit Committee held two (2) meetings during 1993.

      The Board of Directors of the Company held seven (7) meetings in 1993. During 1993 no director attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees (other than the Stock Option Committee) of the Board of Directors on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Based solely on a review of copies of the Forms 3,4 and 5 and amendments thereto furnished to the Company with respect to 1993, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during 1993 all directors and officers of the Company and beneficial owners of more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4 or 5, as required by Section 16 (a) of the Exchange Act on a timely basis, except that during 1993 each of Sylvia H. Golsen and Raymond B. Ackerman filed late their respective Forms 3 relating to when Mrs. Golsen became the beneficial owner of more than 10% of the Company's common stock and when Mr. Ackerman was elected as a director of the Company; C.L. Thurman timely filed one Form 5 representing one late Form 4 relating to the exercise of three stock options; and, Michael D. Tepper timely filed on Form 5 representing one late Form 4 relating to three different transactions on the same day.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. A subsidiary of the Company, Hercules Energy Mfg. Corporation ("Hercules"), leases land and a building in Oklahoma City, Oklahoma from Mac Venture, Ltd. ("Mac Venture"), a limited partnership. GPC serves as the general partner of Mac Venture. The limited partners of Mac Venture include GPC and the three children of Jack E. Golsen. See "Security Ownership of Certain Beneficial Owners and Management", above, for a discussion of the stock ownership of GPC. The land leased by Hercules from Mac Venture consists of a total of 341,000 square feet, with 44,000 square feet in the building. Hercules leases the property from Mac Venture for $7,500 per month under a triple net lease which began as of January 1, 1982, and expires on December 31, 1998. Also, at January 1, 1991, GPC owed Hercules approximately $62,000 for purchases of oilfield equipment in prior years. Beginning in 1991, the balance of $62,000 was payable at the rate of $1,000 per month, and at March 31, 1994, $51,000 was owing by GPC to Hercules.

      At January 1, 1992, there were outstanding loans and advances to Tony M. Shelby of $105,000. $5,000 of such loans and advances were non-interest bearing. $100,000 of such loans and advances was subject to interest at an annual rate of 7.0%. During 1993, Mr. Shelby sold to the Company 9,782 shares of the Company's common stock at market value at that time and used the proceeds in payment of such loan plus accrued interest. The market value of the shares transferred on the date transferred was $11.25 per share (aggregate $110,000).

      Prior to 1993 Equity Bank for Savings, F.A. ("Equity"), a wholly owned subsidiary of the Company until sold in May, 1994, made a loan to Douglas Barton which loan bears an annual rate of interest equal to the Citibank,
N.A.'s prime rate plus 1.5%.   As of June 30, 1993, Mr. Barton owed Equity the
sum of $358,158 on this loan. This loan was secured by Mr. Barton's home in Carmel, California and 155,000 shares of Landmark Land Company common stock. This loan was paid in full in January 1994. The loan made by Equity to Mr. Barton was made in Equity's ordinary course of business and made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Mr. Barton is the son of Gerald G. Barton, who the Company believed owned more than five percent of the Company's common stock from January 1, 1992 until March 1993, when he ceased, to the Company's knowledge, being an owner of record of more than five percent of any class of the Company's voting securities.

      Northwest Internal Medicine Associates, ("Northwest") a division of Plaza Medical Group., P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Under such agreement, Northwest is paid $4,000 per month to perform all such examinations. Dr. Robert C. Brown (a director of the Company) is a co-owner of Plaza Medical Group., P.C.

      In 1983, LSB Chemical Corp. ("LSB Chemical"), a subsidiary of the Company, acquired all of the outstanding stock of El Dorado Chemical Company ("EDC") from its then four stockholders ("Ex-Stockholders"). A substantial portion of the purchase price consisted of an earnout based primarily on the annual after-tax earnings of EDC for a ten-year period. During 1989, two of the Ex-Stockholders received LSB Chemical promissory notes for a portion of their earnout, in lieu of cash, totaling approximately $896,000, payable $496,000 in January, 1990, and $400,000 in May, 1995. LSB Chemical agreed to a buyout of the balance of the earnout from the four Ex-Stockholders for an aggregate purchase amount of $1,231,000. LSB Chemical purchased for cash the earnout from two of the Ex-Stockholders and issued multi-year promissory notes totaling $676,000 to the other two Ex-Stockholders. Jack E. Golsen guaranteed LSB Chemical's payment obligation under the promissory notes, which is $400,000 at June 30, 1994.

      At the request of a lender to the Company and several of its subsidiaries, during the first half of 1992, Jack E. Golsen guaranteed the repayment of a term loan in the original principal amount of $2,000,000 made by such lender to several subsidiaries of the Company. This loan was repaid by the Company in May, 1993.

      In December 1993, the Company's Board of Directors authorized the Company to loan funds to certain executive officers of the Company and certain subsidiaries who incurred unanticipated alternative minimum tax liability as a result of the exercise of the Company's incentive stock options during 1993. Pursuant to such authorization, the Company has made loans to the following executive officers of the Company in the following amounts for the purpose of assisting in the payment of alternative minimum tax liability arising from the exercise of the Company's incentive stock options: Jack E. Golsen - $290,000; Barry H. Golsen - $270,000; David R. Goss - $461,000; Tony M. Shelby - $400,000; David M. Shear - $56,500; Jim D. Jones - $185,000; and Michael Tepper - $66,427. Each loan is payable on demand at an annual interest rate equal to New York Prime plus 1% and is secured by shares of the Company's common stock acquired by the respective executive officers upon the exercises of such options. The Company also made loans for the same purposes and on the same terms as described above to Steven J. Golsen, President of one of the company's subsidiaries, in the amount of $270,000 and Claude L. Rappaport, President of one of the Company's subsidiaries, in the amount of $270,000. Steven J. Golsen and Claude L. Rappaport are also the son and son-in-law, respectively, of Jack E. Golsen, the President and Chairman of the Board of the Company. In June, 1994, (i) David R. Goss paid $61,000 against the principal and interest due under his note, resulting in the unpaid principal balance due under Mr. Goss' note being reduced to $407,632 as of June 30, 1994; (ii) Tony M. Shelby paid $65,000 against the principal and interest due under his note, resulting in the principal balance due under Mr. Shelby's note being reduced to $339,969 as of June 30, 1994; and, (iii) Jim D. Jones paid $66,874 against the principal and interest due under his note, resulting in the unpaid principal balance due under Mr. Jones' note being reduced to $120,000 as of June 30, 1994. As of June 30, 1994, no payments have been made against any of the other notes.



                          EXECUTIVE COMPENSATION
                           AND OTHER INFORMATION

EXECUTIVE COMPENSATION.

      The following table shows the aggregate cash compensation which the Company and its subsidiaries paid or accrued to the Chief Executive Officer and each of the other four (4) most highly-paid executive officers of the Company (which includes the individual who serves as Vice Chairman of the Board of Directors and President of the Company's Environmental Control Business and who performs key policy making functions for the Company). The table includes cash distributed for services rendered during 1993, plus any cash distributed during 1993 for services rendered in a prior year, less any amount relating to those services previously included in the cash compensation table for a prior year. The table also includes bonuses earned by the named executive officers during 1993, but not paid until June 1994.

                         SUMMARY COMPENSATION TABLE
                         --------------------------
                                                            LONG-TERM
                                                             COMPEN-
                                                             SATION
                              ANNUAL COMPENSATION            AWARDS
                              -------------------            ------
                                                OTHER                    ALL
                                                ANNUAL      SECURITIES  OTHER
                                                COMPEN-     UNDERLYING COMPEN-
   NAME AND             SALARY      BONUS       SATION      STOCK       SATION
  POSITION        YEAR    ($)        ($)        ($)(2)      OPTIONS       ($)
- - --------------   -----  -------    -------      ------      ------- ----------

Jack E. Golsen    1993  379,615    150,000         -           -    100,000(4)
Chairman of the   1992  359,395    160,000(1)      -        50,000        -
Board and Chief   1991  353,779          -         -           -          -
Executive Officer

Barry H. Golsen   1993  165,000     90,000         -           -    100,000(4)
Vice Chairman of  1992  168,671    100,000(1)      -        10,000        -
the Board and     1991  165,000     25,000         -           -          -
President of the
Environmental
Control Business

David R. Goss     1993  142,000     90,000         -           -    100,000(4)
Senior Vice       1992  145,099    100,000(1)      -        10,000        -
President -       1991  142,000     25,000         -           -     17,000(3)
Operations

Tony M. Shelby    1993  142,000     90,000         -           -    100,000(4)
Senior Vice       1992  144,975    100,000(1)      -        10,000
President/Chief   1991  142,000     25,000         -           -     20,000(3)
Financial Officer

David M. Shear    1993  111,846     40,000         -           -          -
Vice President/   1992   98,032     50,000(1)      -        25,000        -
General Council   1991   86,688     15,000         -           -          -

- - --------------------------

      (1)   Includes the following amounts paid in 1992 as bonuses for 1991:
Jack E. Golsen - $60,000; Barry H. Golsen - $40,000; David R. Goss - $40,000; Tony M. Shelby - $40,000; and David M. Shear - $30,000.

      (2) Does not include perquisites and other personal benefits, securities or property for the named executive officer in any year if the aggregate amount of such compensation for such year does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for such year.

      (3) In 1991, the Company paid to Messrs. Goss and Shelby an additional bonus of $17,000 and $20,000, respectively, which they returned to the Company in payment of a debt each owed to the Company.

      (4) This amount represents a one-time fee paid in June, 1994, to officers of the Company who served as directors of Equity Bank for Savings, F.A. ("Equity Bank"), for services rendered as a member of the Board of Directors of Equity Bank, during the period that Equity Bank was a wholly owned subsidiary of the Company from its acquisition in 1988 through the date that the Company sold all of the outstanding stock of Equity Bank in May, 1994. The Company does not believe it is practical to attempt to allocate portions of such payment by year, and, as a result, has allocated the full amount of such payment to 1993.

OPTION GRANTS IN 1993.

      No stock options were granted by the Company to any named executive officer in 1993.


Aggregated Option Exercises in 1993 and Fiscal Year End Option Values.
- - ---------------------------------------------------------------------

      The following table sets forth information concerning each exercise of stock options by each of the named executive officers during the last fiscal year and the year-end value of unexercised options:


                                                NUMBER OF            VALUE
                                                SECURITIES      OF UNEXERCISED
                                                UNDERLYING       IN-THE-MONEY
                                                UNEXERCISED       OPTIONS AT
                                                OPTIONS AT          FY END
                                                FY END (#)(3)     ($) (3) (4)
                                                -------------    -------------
                     SHARES
                    ACQUIRED           VALUE
                  ON EXERCISE        REALIZED   EXERCISABLE/      EXERCISABLE
     NAME             (#)(1)          ($) (2)   UNEXERCISABLE    UNEXERCISABLE
- - --------------    -----------     -----------   -------------    -------------

Jack E. Golsen       35,800       $   290,201   175,000/  (5)     $1,238,750/
                                                 30,000              189,360

Barry H. Golsen      39,170           339,372    14,000/             111,475/
                                                  6,000               37,872

David R. Goss       184,500         1,654,687     5,000/              38,375/
                                                  6,000               39,750

Tony M. Shelby      196,650         1,777,706     5,000/              38,375/
                                                  6,000               39,750

David M. Shear        8,000            75,250     8,000/              58,250/
                                                 15,000               99,375
___________________________________

      (1) Each number represents the number of shares received by the named individual upon exercise.

      (2) The values set forth in this column represent the difference between the market value of the Company's common stock on the date the particular option was exercised and the exercise price of such option.

      (3) The options granted under the Company's Plans become exercisable 20% after one year from date of grant, an additional 20% after two years, an additional 30% after three years, and the remaining 30% after four years.

      (4) The values are based on the price of the Company's common stock on the American Stock Exchange at the close of trading on December 31, 1993 of $9.75 per share. The actual value realized by a named executive on the exercise of these options depends on the market value of the Company's common stock on the date of exercise.

      (5) The amount shown includes 165,000 non-qualified stock options which are currently exercisable.


OTHER PLANS. The Board of Directors has adopted an LSB Industries, Inc. Employee Savings Plan (the "401(k) Plan") for the employees (including executive officers) of the Company and its subsidiaries, excluding certain (but not all) employees covered under union agreements. The 401(k) Plan is an employee contribution plan, and the Company and its subsidiaries make no contributions to the 401(k) Plan. The amount that an employee may contribute to the 401(k) Plan equals a certain percentage of the employee's compensation, with the percentage based on the employee's income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. The Company or subsidiary deducts the amounts contributed to the 401(k) Plan from the employee's compensation each pay period, in accordance with the employee's instructions, and pays the amount into the 401(k) Plan for the employee's benefit. The Summary Compensation Table set forth above includes any amount contributed and deferred during the 1993 fiscal year pursuant to the 401(k) Plan by the named executive officers of the Company.

      In 1981, the Company adopted a death benefit plan for certain key employees. Under the plan, the designated beneficiary of an employee covered by the plan will receive a monthly benefit for a period of ten (10) years if the employee dies while in the employment of the Company or a wholly-owned subsidiary of the Company. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at anytime prior to the employee's death. The Company has purchased life insurance on the life of each employee covered under the plan to provide, in large part, a source of funds for the Company's obligations under the Plan. The Company also will fund a portion of the benefits by investing the proceeds of a policy received by the Company upon the employee's death. The Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company upon the death of the employee. The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the executive officers named in the Summary Compensation Table set forth above under the above-described death benefits plan.

                                            AMOUNT OF
            NAME OF INDIVIDUAL            ANNUAL PAYMENT
            ------------------            --------------

            Jack E. Golsen                $175,000
            Barry H. Golsen               $ 30,000
            David R. Goss                 $ 35,000
            Tony M. Shelby                $ 35,000


      In addition to the above-described plans, during 1991 the Company entered into a non-qualified arrangement with certain key employees of the Company and its subsidiaries to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65. Under the plan, the employee will be eligible to receive for the life of such employee, a designated benefit as set forth in the plan. In addition, if prior to attaining the age 65 the employee dies while in the employment of the Company or a subsidiary of the Company, the designated beneficiary of the employee will receive a monthly benefit for a period of ten
(10) years. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at any time prior to the employee's death. The Company has purchased insurance on the life of each employee covered under the plan where the Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company to provide a source of funds for the Company's obligations under the plan.
The Company may also fund a portion of the benefits by investing the proceeds of such insurance policies. Under the terms of the plan, if the employee becomes disabled while in the employment of the company or a wholly-owned subsidiary of the Company, the employee may request the Company to cash-in any life insurance on the life of such employee purchased to fund the Company's obligations under the plan. Jack E. Golsen does not participate in the plan. The following table sets forth the amounts of annual benefits payable to the executive officers named in the Summary Compensation Table set forth above under such retirement plan.

                                            AMOUNT OF
      NAME OF INDIVIDUAL                  ANNUAL PAYMENT
      ------------------                  --------------

      Barry H. Golsen                       $17,480
      David R. Goss                         $17,403
      Tony M. Shelby                        $15,605
      David M. Shear                        $17,822

COMPENSATION OF DIRECTORS. In 1993, the Company compensated each non-management director of the Company (with the exception of Raymond B. Ackerman, since he was not elected a director until November, 1993) for his services in
the amount of $4,500.   The non-management directors of the Company also
received $500 for every meeting of the Board of Directors attended during 1993. Each member of the Audit Committee, consisting of Messrs. Ille, Brown and Shaffer, also received an additional $20,000 for their services in 1993. In addition, the Company paid C.L. Thurman $20,000 as compensation for his services as Chairperson of the Special Projects Committee of the Board of Directors for 1993.

      In September 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "Outside Director Plan"). The Outside Director Plan authorizes the grant of non-qualified stock options to each member of the Company's Board of Directors who is not an officer or employee of the Company or its subsidiaries. The maximum shares for which options may be issued under the Outside Director Plan will be 150,000 shares (subject to adjustment as provided in the Outside Director Plan). The Company shall automatically grant to each outside director an option to acquire 5,000 shares of the Company's common stock on April 30 following the end of each of the Company's fiscal years in which the Company realizes net income of $9.2 million or more for such fiscal year. The exercise price for an option granted under the Outside Director Plan shall be the fair market value of the shares of common stock at the time the option is granted. Each option granted under the Outside Director Plan, to the extent not exercised, shall terminate upon the earlier of the termination of the outside director as a member of the Company's Board of Directors or the fifth anniversary of the date such option was granted. On April 30, 1994, the Company automatically granted to each non-management director of the Company (Messrs Ackerman, Thurman, and Ille and Drs. Brown and Shaffer) an option to purchase 5,000 shares of the Company's common stock pursuant to the Outside Directors Plan at $9.00 per share.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. In 1989 and 1991, the Company entered into severance agreements with Jack E. Golsen, Barry
H. Golsen, Tony M. Shelby, David R. Goss, David M. Shear and certain other executive officers of the Company and subsidiaries of the Company.

      Each severance agreement provides (among other things) that if, within twenty-four (24) months after the occurrence of a change in control (as defined) of the Company, the Company terminates the officer's employment other than for cause (as defined) or the officer terminates his employment for good reason (as defined) the Company must pay the officer an amount equal to 2.9 times the officer's base amount (as defined). The phrase "base amount" means the average annual gross compensation paid by the Company to the officer and includable in the officer's gross income during the period consisting of the most recent five (5) year period immediately preceding the change in control. If the officer has been employed by the Company for less than 5 years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

      The severance agreements provide that a "change in control" means a change in control of the Company of a nature that would require the filing of a Form 8-K with the Securities and Exchange Commission and, in any event, would mean when: (1) any individual, firm, corporation, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities having the right to vote for the election of directors, except acquisitions by: (a) any person, firm, corporation, entity or group which, as of the date of the severance agreement, has that ownership, or (b) Jack E. Golsen, his wife; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his wife, his children, or the spouses of his children, any corporation, trust, partnership or other entity of which Jack E. Golsen, his wife, children, or the spouses of his children own at least eighty percent (80%) of the outstanding beneficial voting or equity interests, directly or indirectly, either by any one or more of the above-described persons, entities or estates; and certain affiliates and associates of any of the above-described persons, entities or estates; (2) individuals who, as of the date of the severance agreement, constitute the Board of Directors of the Company (the "Incumbent Board") and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or (3) the sale by the Company of all or substantially all of its assets.

      The termination of an officer's employment with the Company "for cause" means termination because of: (a) the mental or physical disability from performing the officer's duties for a period of one hundred twenty (120) consecutive days or one hundred eighty days (even though not consecutive) within a three hundred sixty (360) day period; (b) the conviction of a felony;
(c) the embezzlement by the officer of Company assets resulting in substantial personal enrichment of the officer at the expense of the Company; or (d) the willful failure (when not mentally or physically disabled) to follow a direct written order from the Company's Board of Directors within the reasonable scope of the officer's duties performed during the sixty (60) day period prior to the change of control.

      The termination of an officer's employment with the Company for "good reason" means termination because of (a) the assignment to the officer of duties inconsistent with the officer's position, authority, duties or responsibilities during the sixty (60) day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities; (b) the relocation of the officer; (c) any purported termination by the Company of the officer's employment with the Company otherwise than as permitted by the severance agreement; or (d) in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

      Each severance agreement runs until the earlier of: (a) three years after the date of the severance agreement, or (b) the officer's normal retirement date from the Company. However, beginning on the first anniversary of the severance agreement and on each anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless the Company gives notice otherwise at least sixty (60) days prior to the anniversary date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company's Executive Salary Review Committee (the "Committee") has the authority to set the compensation of all officers of the Company. This Committee generally considers and approves the recommendations of the President for all officers of the Company except the President. The Committee sets the compensation of the President and Chief Executive Officer of the Company, taking into account the factors noted below under the "Report of Executive Salary Review Committee. The members of the Executive Salary Review Committee are the following non-management directors: Robert C. Brown, M.D., Jerome D. Shaffer, M.D., and Bernard G. Ille. During 1993, the Executive Salary Review Committee had one meeting.


      See "Compensation of Directors" for information concerning compensation paid and options granted to non-employee directors of the Company during 1993 for services as a director to the Company.


REPORT OF EXECUTIVE SALARY REVIEW COMMITTEE.

      The following report by the Executive Salary Review Committee required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement shall not be considered incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

General.

      The Executive Salary Review Committee ("Committee") is presently comprised of three (3) directors of the Company, who are not current or former employees of the Company. Jack E. Golsen served as a member of the Committee until January, 1993. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions". The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including the President-Chief Executive Officer.

Compensation Policy for Executive Officers.

      Although the Committee has not established specific compensation policies for executive officers of the Company, including the President-Chief Executive Officer, the Committee reviews each executive officer's performance on behalf of the Company during the last preceding year in establishing the executive officer's bonus for such year, if any, and compensation for the next year. The guiding principle of the Committee is based on the following objectives: (i) to attract and retain qualified executives in a highly competitive environment who will play significant roles in achieving the Company's goals; (ii) to reward executives for strategic management and the long-term enhancement of shareholder value; and , (iii) to create a performance-oriented environment that rewards performance with respect to financial and operational goals of the Company. The key elements of the Company's executive compensation program have consisted of a base salary, bonus and stock options.

      As to the compensation (salary and bonus) paid or payable to executive officers, other than the President-Chief Executive Officer, the President-Chief Executive Officer makes a recommendation to the Committee. The Committee considers such recommendation and generally approves the recommendation. The President-Chief Executive Officer's recommendation with respect to base salary and the Committee's approval or disapproval of such recommendation is primarily based on the three objectives set forth above. With respect to bonus compensation, such recommendation by the President and Chief Executive Officer and approval is closely tied to the individual's performance and the Company's financial performance .

      Jack E. Golsen has been President and Chief Executive Officer of the Company since its formation in 1969. In setting Mr. Golsen's salary and bonus, the Committee takes into account shareholder value, which he helped create, and the fact that Mr. Golsen initiated and continues to spearhead the strategy of expanding and diversifying the Company through internal growth, acquisitions, redeployment of assets and personnel and development of international markets. Due to losses sustained by the Company in 1990 and 1991, increases in Mr. Golsen's annual salary for 1991 and 1992 were nominal. Mr. Golsen received bonuses for 1991 of $60,000, 1992 of $100,000 and 1993 of $150,000 as a result of the substantial improvement by the Company in each of 1991, 1992, and 1993 over the previous year due, in part, to the efforts of Mr. Golsen, which bonuses the Committee considers to be consistent with the goals set forth above.

      Further, in June, 1994, the Committee granted a one time fee to each of Barry H. Golsen, Jack E. Golsen, David R. Goss, Jim D. Jones, and Tony M. Shelby, executive officers of the Company, of $100,000 for their non-compensated services as directors of Equity Bank for Savings, F.A. ("Equity Bank") from the time of Equity Bank's acquisition by the Company in March, 1988, until Equity Bank was sold by the Company in May, 1994. The Committee considered that their service as directors of Equity Bank were important factors in the growth of Equity Bank from 1988, to May, 1994, and their contribution assisted the Company in selling Equity Bank for approximately $92 million.

      The Company has had a practice of granting options to the President-Chief Executive Officer and other executive officers. There are no specific factors used to determine the number of options granted or to the timing of such grants; however, certain criteria are considered such as length of service, level of responsibility, and the achievement of the Company's earnings objective.

                        MEMBERS OF THE COMMITTEE:
                        -------------------------

                        Bernard G. Ille. Chairman
                        Robert C. Brown, M.D.
                        Jerome D. Shaffer, M.D.

FIVE YEAR TOTAL SHAREHOLDER RETURN GRAPH.

      Due to the constraints of the EDGAR system, the performance graph (in a line graph format) has been omitted. The following table has been provided to take its place in the EDGAR filing. The table compares the yearly percentage change in the cumulative total shareholder return of (i) the Company, (ii) the American Stock Exchange Market Value Index ("AMEX MVI") and (iii) a Composite Index ("Composite Index") comprised of a peer group of entities from three distinct industries which represent the Company's three primary lines of business: Chemical, Environmental Control and Financial. The Graph set forth below covers the period from year end 1988 through year end 1993.

                                    FISCAL YEAR ENDING
                   1988    1989        1990   1991    1992   1993

  LSB IND., INC.    100   127.27       90.91  90.91  500.00 713.30
  PEER GROUP        100   118.01      108.30 150.08  162.85 186.40
  BROAD MARKET      100   127.52      108.14 133.19  135.02 160.41

  Assumes $100 invested at year-end 1988 in the Company, the AMEX MVI and the Composite Index.

  The Composite Index was developed for the Company by Media General
Financial Services and is comprised of certain companies having a Standard Industrial Classification ("SIC") code which the Company believes corresponds to the Company's three primary lines of business: (a) chemical companies having SIC codes 102 (sulfuric and nitrate) and 103 (specialty chemicals) (the companies with these SIC codes have been combined as the peer group for the Company's Chemical Business); (b) environmental control companies having SIC code 059 (plumbing, heating, and air conditioning) as the peer group for the Company's Environmental Control Business; and (c) financial institutions having an SIC code 540 (savings and loan) as the peer group for the Company's Financial Services Business. The companies which comprise the Composite Index are listed on Exhibit "A" to this Proxy Statement. Each of the three lines of business is weighted equally in the composite Index. The Company has been advised that the cumulative total return of each component company has been weighted according to the respective company's stock market capitalization.
In light of the Company's unique industry diversification, the Company believes that the Composite Index represents an appropriate peer group comparison to the Company.

  The above Five-Year Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

                     SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors, based on the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young, certified public accountants, as the Company's auditors for 1994, subject to the approval and ratification by the stockholders. Ernst & Young (or its predecessor, Arthur Young & Company) has served as the Company's auditors for a period in excess of five (5) years, including the fiscal year most recently completed.

  In line with past practices, it is expected that one or more representatives of Ernst & Young will attend the Annual Meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND
RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG


                               OTHER MATTERS

  The Board of Directors knows of no other matters which may come before the Annual Meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

  Pursuant to the Bylaws of the Company, only such business shall be conducted at the Annual Meeting as shall have been brought before the meeting
(i) by or at the direction of the Board of Directors of the Company, or (ii) by any stockholder of the company who is entitled to vote at the Annual Meeting and who complies with the following notice requirements. No business may be properly brought before the Annual Meeting by a stockholder unless the stockholder gives written notice to the Secretary of the Company of the business to be presented at the Annual Meeting not less than fifty (50) days prior to the date of the Annual Meeting (or in the event that less than sixty
(60) days notice, or public disclosure of the date of the Annual Meeting, is given or made to stockholders, written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure was made). The written notice must set forth: (i) a brief description of the business desired to be presented before the annual meeting and reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company's voting stock beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

                              LSB INDUSTRIES, INC.
                              BY ORDER OF
                              THE BOARD OF DIRECTORS

                              DAVID M. SHEAR
                              SECRETARY

DATE: JULY 18, 1994




                                EXHIBIT "A"


AHMANSON, H.F. & CO                   FIDELITY FEDERAL BANCORP
AIRGAS INC                            FIRST CITIZENS FIN CP
ALCIDE CP                             FIRST FED OF ALABAMA
AMERIANA BANCORP                      FIRST FED S&L E HARTFORD
AMERIBANC INVESTORS GR                FIRST FIN CP
AMERICAN BANK CT                      FIRST FIN HOLDING
AMERICAN COLLOID CO                   FIRST FRANKLIN CP
ANCHOR BANCORP INC                    FIRST HARRISBURG BANCORP
ARISTOTLE CP                          FIRST HOME SAVINGS BANK
ARMOR ALL PRODUCTS CP                 FIRST INDIANA CP
ATLANFED BANCORP INC                  FIRST INTER-BANKCORP INC
BALCHEM CP                            FIRST LIBERTY FINANCIAL
BANCFLORIDA FINANCIAL CP              FIRST MISSISSIPPI CP
BANCORP OF NEW JERSEY                 FIRST NORTHRN SVGS BK
BANKATLANTIC FED SVG BK               FIRST REPUBLIC BANCORP
BANKERS FIRST CP                      FIRST SAVINGS BANK N.M.
BANKUNITED FINANCIAL A                FIRST STATE FIN SVCS
BAY VIEW CAPITAL CP                   FIRST WESTERN FINANCIAL
BETZ LABORATORIES INC                 FIRSTAR CP
BUFFELSFONTEIN GOLD MIN               FIRSTFED FINANCIAL CP
CALIFORNIA FED BK FSB A               FIRSTFED FINANCIAL SVCS
CALIFORNIA FIN HLDG CO                FLAG FINANCIAL CP
CAMBREX CP                            FLAMEMASTER CP
CENTER BANKS INC                      FLORIDA FIRST FED SVG BK
CENTRAL HOLDINGS CO                   FMS FINANCIAL CP
CENTRAL JERSEY FIN CP                 FORTUNE BANCORP
CENTRAL PENNSYLVANIA FIN              FRAMINGHAM SAVINGS BANK
CHARTER FEDERAL SAV BANK              FRANKLIN BANK STHFLD MI
CHARTER FSB BANCORP INC               FREEPORT MCMORAN INC
CHARTER ONE FINANCIAL                 FREEPORT MCMORAN RSC PRT
CHEMED CP                             FULLER, H.B. CO
CHESTER VALLEY BANCORP                GLACIER BANCORP INC
CITADEL HOLDING CP                    GOLDEN WEST FINANCIAL
COAST SAVINGS FINANCIAL               GREAT AMER MGMT & INV
COLUMBIA FIRST BANK FSB               GREAT LAKES BANCORP MI
COMMERCIAL FEDERAL CP                 GREAT LAKES CHEMICAL CP
CONSERVATIVE SAVINGS CP               GREAT WESTERN FINANCIAL
CONTINENTAL MATERIALS CP              GREATER NEW YORK SAV BNK
CONTINENTAL SAV OF AM                 HARLEYSVILLE SAVINGS BK
CRESTMONT FINANCIAL CP                HAVERFIELD CP
CROMPTON & KNOWLES                    HAWKINS CHEMICAL INC
CSF HOLDINGS INC                      HAWTHORNE FINANCIAL CP
D&N FINANCIAL CP                      HIGH PLAINS CP
DEERBANK CP                           HOME FED BANCORP SEY IN
DETREX CP                             HOME FED FINANCIAL
DEXTER CP                             HOME PORT BANCORP INC.
DIME SAVINGS BANK N Y                 HUNTINGDON INT HLDG ADR.
DOWNEY SAV & LN ASSN                  ICC TECHNOLOGIES INC
DURIRON INC                           IMC FERTILIZER GROUP INC.
DWYER GROUP INC.                      INDIANA FEDERAL CP
EAGLE BANCORP INC                     INSITUFORM MID-AMER INC
EAGLE BANCSHARES INC                  INTERNAT FLAVORS & FRAG
EAGLE FINANCIAL CP                    INTERNAT HOLDING CAP
EASTERN BANCORP INC                   IROQUOIS BANCORP INC
ECOGEN INC                            ITHACA BANCORP INC
F&C BANCSHARES INC                    IVAX CP
F.F.O. FINANCIAL GROUP                JONES PLUMBING SYSTEMS
FARM & HOME FIN CP                    KINARK CP
FEDERAL SAVGS BANK NB CT              KING CITY FED SVGS BANK
FERRO CP                              LAKELAND FIRST FIN GR
FIDELITY BANCORP INC                  LANCER CP
LAUREL CAPITAL GROUP INC              STANDARD FEDERAL BANK MI
LAWTER INTERNATIONAL INC              STANDEX INTERNAT CP
LEARONAL INC                          SUMMIT BANCORP INC WA
LESCO INC                             SUNCOAST S&L ASSOC FSA
LOCTITE CP                            SYNTHETECH INC
LOYOLA CAPITAL CP                     TCF FINANCIAL CP
LSB IND INC                           TEAM INC
LUBRIZOL CP                           TECUMSEH PRODUCTS CO B
MACDERMID INC                         TERRA IND
MARYLAND FEDERAL BANCORP              TIDEMARK BANCORP INC
MASCO CP                              UNIONFED FINANCIAL CP
MELAMINE CHEMICALS INC                UNITED FED SAV ROCKY MT
MESTEK INC                            UNITED FINANCIAL CP SC
METALCLAD CP                          UNITED STATES FILTER CP
METRO BANCSHARES INC                  UNIVAR CP
METROBANK N.A.                        UNSL FINANCIAL CP
METROPOLITAN FINANCIAL                VALHI INC
MONTEDISON S P A ADR ORD              VALLEY FED SVG BANK AL
MYCOGEN CP                            VIRGINA BEACH FED FIN
NALCO CHEMICAL CO                     VSB BANKCORP INC
NBB BANCORP INC                       W D-40 CO
NCH CP                                WARREN BANCORP INC
NEW HAMP THRIFT BANCSHRS              WASHINGTON FED S&L SEATL
NEW YORK BANCORP INC                  WASHINGTON MUTL SAV BK
NEWNAN SAVINGS BANK GA                WATSCO INC CL A
NEWORLD BANCORP INC                   WATSCO INC CL B
NFS FINANCIAL CP                      WEBSTER FINANCIAL CP
NORSK HYDRO AS ADR                    WESCO FINANCIAL CP
NORTH AMER SAV BK FSB                 WESTCORP INC CA
NORTHEAST FEDERAL CP                  WESTERN FEDERAL BANK PR
NOVELLUS SYSTEMS INC                  YORK FINANCIAL CP
NU-WEST IND
NUCLEAR METALS INC
NYCOR INC
ORIENTAL FED SVGS BK PR
P&F IND CL A
PALFED INC
PARKVALE FINANCIAL CP
PENWEST LTD
PEOPLES BANK BRIDGEPT CT
PETROLITE CP
PIONEER FINANCIAL CP
POLYDEX PHARMACEUTICALS
PONCE FED BK FSB P R
PROVIDENT BANKSHARES CP
PULSE BANCORP INC
QUAKER CHEMICAL CP
RAILROAD FINANCIAL CP
REPUBLIC SECURITY FIN CP
RICH COAST RSCS LTD
ROOSEVELT FINANCIAL GR
ROTO-ROOTER INC.
RS FINANCIAL CP
SAINT PAUL BANCORP INC
SCOTT'S LIQUID GOLD INC
SEABOARD BANCORP INC
SECURITY BANCORP
SECURITY FIRST CP
SFFED CP
SHELTON BANCORP INC
SIGMA - ALDRICH CP
SOUTHINGTON SAVINGS BANK
SOVEREIGN BANCORP INC
STAKE TECHNOLOGY LTD